                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2000 relating to the financial statements of Benton Oil and Gas Company, which appears in Benton Oil and Gas Company's Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Los Angeles, California
November 1, 2000